Exhibit 3.28

OPERATING AGREEMENT

OF

SHEA HOMES AT MONTAGE, LLC,

a California Limited Liability Company

i

SECTION 8. ROLE OF THE MEMBERS		21
8.1	Rights or Powers	21
8.2	Voting Rights	21
8.3	Meetings and Consents of the Members	21
8.4	Standard for Vote or Consent	22
8.5	Withdrawal/Resignation	22
8.6	Member Compensation	22
8.7	Indemnification	22
8.8	Members’ Liability	23
8.9	Partition	23
8.10	Transactions Between a Member and the Company	23
8.11	Other Instruments	24
SECTION 9. REPRESENTATIONS AND WARRANTIES		24
SECTION 10. ACCOUNTING, BOOKS, AND RECORDS		24
10.1	Accounting, Books, and Records	24
10.2	Tax Matters	25
SECTION 11. TRANSFERS		26
11.1	Restrictions on Transfers	26
11.2	Permitted Transfers	26
11.3	Conditions to Permitted Transfers	26
11.4	Prohibited Transfers	27
11.5	Rights of Unadmitted Assignees	27
11.6	Admission of Substituted Members	27
11.7	Distributions and Allocations in Respect of Transferred Member Interests	28
SECTION 12. DISSOLUTION AND WINDING UP		28
12.1	Liquidating Events	28
12.2	Winding Up	29
12.3	Compliance With Certain Requirements of Regulations; Deficit Capital Accounts	30
12.4	Deemed Contribution and Distribution	31
12.5	Rights of Members	31
12.6	Notice of Dissolution	31
12.7	Allocations and Distributions During Period of Liquidation	31
12.8	Character of Liquidating Distributions	32
12.9	The Liquidator	32
12.10	Mark-to-Market Methodology	32
SECTION 13. MISCELLANEOUS PROVISIONS		33
13.1	Notices	33
13.2	Amendment	33
13.3	Binding Effect	33
13.4	Construction	34
13.5	Time	34
13.6	Headings	34
13.7	Severability	34
13.8	Governing Law	34
13.9	Consent to Jurisdiction	34
13.10	WAIVER OF JURY TRIAL	35

ii

13.11	Entire Agreement	35
13.12	No Third-Party Beneficiaries	35
13.13	Counterpart Execution	35

iii

OPERATING AGREEMENT

OF

SHEA HOMES AT MONTAGE, LLC

This OPERATING AGREEMENT of Shea Homes at Montage, LLC a California limited liability company (the “Company”), is entered into and shall be effective as of the 30th day of December, 2008 (as further amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), by and among the parties listed on Schedule 3.1 attached hereto, pursuant to the provisions of the Act (as defined below), on the following terms and conditions:

SECTION 1.

DEFINITIONS

1.1 Capitalized Terms.

For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“Act” means the Beverly-Killea Limited Liability Company Act as set forth in Title 2.5 (commencing with Section 17000) of the Corporations Code of the State of California, as amended from time to time (or any corresponding provisions of succeeding law).

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts that such Member is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(l) and 1.704-2(i)(5); and

(ii) Debit to such Capital Account the items described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), and 1.704-l(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently with such Section.

“Administrator” has the meaning set forth in Section 6.6.

“Affiliate” means, with respect to any specified Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such specified Person, (ii) any Person directly or indirectly owning or controlling 10% or more of the outstanding voting interests or other ownership interests of such specified Person, (iii) any Person 10% of the outstanding voting stock or other ownership interests of which is directly or indirectly owned or controlled by such specified Person, or (iv) any Person who is an officer, director, general partner, member or trustee of, or Person serving in a similar capacity with respect to, such specified Person, or who holds 10% or more of the voting interests or other ownership interests of any Person described in clauses (i), (ii) or (iii) of this sentence. For purposes of this definition, the terms “controlling”, “controlled by,” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Allocation Year” means (i) the period commencing on the date of this Agreement and ending on December 31, 2008, (ii) any subsequent 12-month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clauses (i) or (ii) for which the Company is required to allocate Profits, Losses, and other items of Company income, gain, loss, or deduction pursuant to Section 4 of this Agreement.

“Bankruptcy” means, with respect to any Person, a “Voluntary Bankruptcy” or an “Involuntary Bankruptcy.” A “Voluntary Bankruptcy” means, with respect to any Person (i) the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or for any substantial part of its property, or (iii) action taken by such Person to authorize any of the actions set forth above. An “Involuntary Bankruptcy” means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency, or similar statute, law, or regulation, or the filing of any such petition against such Person, which petition shall not be dismissed within 90 days, or without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Person or of all or any substantial part of the property of such Person, which order shall not be dismissed within 90 days. The foregoing is intended to supersede and replace the events listed in Sections 18-101 and 18-304 of the Act.

“Business Day” means any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions located in Los Angeles, California are authorized or obligated by law to close.

“Capital Account” means, with respect to any Member of the Company, the Capital Account maintained for such Member in accordance with the following provisions:

(i) To each Member’s Capital Account there shall be credited (A) such Member’s Capital Contributions and (B) such Member’s distributive share of Profits and any items in the nature of income or gain that are specially allocated to such Interest pursuant to Sections 4.2 or 4.3:

(ii) To each Member’s Capital Account there shall be debited (A) the amount of cash and the Gross Asset Value of any Company Property distributed to such Member pursuant to any provision of this Agreement and (B) such Member’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated to such Interest pursuant to Sections 4.2 or 4.3; and

(iii) In the event an Interest is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-l (b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Executive Committee shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the Executive Committee may make such modification. The Executive Committee also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-l(b). In determining the amount of any liability for purposes of subparagraphs (i) and (ii) there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

“Capital Contributions” means, with respect to any Member of the Company, the amount of cash and the initial Gross Asset Value of any asset (other than cash) contributed to the Company by such Member.

“Certificate” means the Articles of Organization - Conversion filed on December 30, 2008 with the Secretary of State of the State of California pursuant to the Act to form the Company, as originally executed and as amended, modified, supplemented, or restated from time-to-time, as the context requires.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time or any successor legislation.

“Company” has the meaning set forth in the preamble.

“Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Damages” means, without duplication, claims, demands, damages, costs, and expenses (including reasonable fees and disbursements of counsel), liabilities or obligations of any nature, liens, losses, fines, penalties, charges and administrative, judicial and arbitration awards, judgments, settlement payments, and deficiencies or other charges.

“Debt” means, with respect to any Person, (i) any indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP; (v) all obligations of such Person as lessee under leases of any property which, in conformity with GAAP, are required to be capitalized on the balance sheet of such Person; (vi) all Debt of other Persons guaranteed by such Person to the extent so guaranteed, either directly or indirectly; including, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (x) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (y) entered into for purposes of assuring in any other manner the payment to the obligee of such Debt or other obligation or to protect such obligee against loss in respect of the Debt or other obligation, in whole or in part; provided that the term “guarantee” does not include endorsements for collection or deposit in the ordinary course of business; (vii) all Debt of other Persons secured by a lien, security interest or other encumbrance on any asset of such Person, whether or not such Debt is assumed by such Person; and (viii) all obligations of such Person under (x) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (y) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (z) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.

“Depreciation” means, for each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Allocation Year for federal income tax purposes, except that, with respect to any asset whose Gross Asset Value differs from its adjusted tax basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Allocation Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Executive Committee.

“Executive Committee” means the management committee described in Section 6.

“Expenses” means any and all costs, obligations, losses, Damages, penalties, interest, Taxes, claims (including negligence, strict or absolute liability, liability in tort and any other liabilities arising out of violation of laws or regulatory requirements of any kind), actions, suits, costs, expenses, and disbursements (including reasonable legal fees and expenses).

“Fiscal Year” means the year the Executive Committee determines unless otherwise determined pursuant to the requirements of the Code.

“GAAP’ means generally accepted accounting principles in the United States in effect from time to time.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any Property contributed by a Member to the Company shall be the gross fair market value of such asset as determined by the Executive Committee in its commercially reasonable judgment; provided that the initial Gross Asset Values of the Property contributed to the Company pursuant to Section 3.1 shall be as set forth in such Section;

(ii) The Gross Asset Values of all items of Property shall be adjusted to equal their respective gross fair market values (taking Code Section 770 l(g) into account) as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution, (B) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company, and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1 (b)(2)(ii)(g); provided that an adjustment described in clauses (A) and (B) of this subparagraph shall be made only if the Executive Committee reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

(iii) The Gross Asset Value of any item of Property distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 770l (g) into account) of such item on the date of distribution; and

(iv) The Gross Asset Values of each item of Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(iv)(m)and subparagraph (vi) of the definition of “Profits” and “Losses”; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

“Indemnitee” has the meaning set forth in Section 8.7(a).

“Interest” means any interest in the Company representing the Capital Contributions made by a Member or its predecessors in interest, including any and all benefits to which the holder of such an interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. Such Interests include, individually or collectively, the membership interests issued to the Members. Each Interest and a certificate, if any, representing such Interest shall constitute a “security” within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15)) as in effect from time to time in the States of California, and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws (as amended in 1999 by the American Law Institute and the National Conference of Commissioners on Uniform State Laws). California law shall constitute the local law of the Company’s jurisdiction in its capacity as issuer of the Interests.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Issuance Items” has the meaning set forth in Section 4.2(h).

“Liquidating Event” has the meaning set forth in Section 12.1 (a).

“Liquidator” has the meaning set forth in Section 12.9.

“Material Adverse Effect” means, with respect to any Person, any change in or effect on the business of such Person or any of its Affiliates that is (i) materially adverse to the business, operations, properties, or financial condition of such Person and its subsidiaries taken as a whole or (ii) materially adverse to the ability of such Person or any of its Affiliates to perform its obligations under this Agreement.

“Member” or “Members” means (i) the Members signatory to this Agreement and (ii) any Person who has become a substituted Member pursuant to the terms of this Agreement, who, in each case, has not ceased to be a Member. A Member is a “member” of the Company for purposes of the Act.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” set forth in Regulations Sections 1.704-2(i)(l) and 1.704-2(i)(2).

“Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(b)(l) and l.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

“Officer” means an officer of the Company, as appointed pursuant to Section 7.1.

“Percentage Interest” means, with respect to any Member, as of any date, the ratio (expressed as a percentage) of the balance in such Member’s Capital Account on such date to the aggregate balances in the Capital Accounts of all Members on such date, such balances to be determined after giving effect to all contributions, distributions, and allocations for all periods ending on or prior to such date. In the event that any Interest is Transferred in accordance with the provisions of this Agreement, the transferee of such Interest shall succeed to the Percentage Interest of his transferor to the extent it relates to the Transferred Interest.

“Permitted Transfer” has the meaning set forth in Section 11.2(b).

“Permitted Transferee” has the meaning set forth in Section 11.2(b).

“Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee, or other entity.

“President” means the president of the Company, as appointed pursuant to Section 7.1.

“Profits” and “Losses” mean, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(l) shall be included in taxable income or loss), with the following adjustments (without duplication):

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(iii) In the event the Gross Asset Value of any items of Company Property is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the item of Property) or an item of loss (if the adjustment decreases the Gross Asset Value of the item of Property) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(iv) Gain or loss resulting from any disposition of any Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the item of Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of “Depreciation”;

(vi) To the extent an adjustment to the adjusted tax basis of any item of a Company Property pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the item of Property) or loss (if the adjustment decreases such basis) from the disposition of such item of Property and shall be taken into account for purposes of computing Profits or Losses; and

(vii) Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Sections 4.2 or 4.3 of this Agreement shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 4.2 and 4.3 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vii) above.

“Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“Reconstitution Period” has the meaning set forth in Section 12.1(b).

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

“Regulatory Allocations” has the meaning set forth in Section 4.3.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Tax Matters Member” has the meaning set forth in Section 10.2.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, any instrument that seeks to transfer an economic interest, and any other disposition, and, except when used in reference to any Interest, any hypothecation, pledge or other encumbrance, and, as a verb, voluntarily or involuntarily to transfer, sell, enter into any instrument that seeks to transfer an economic interest, or otherwise dispose of, and, except when used in reference to any Interest, to hypothecate, pledge or otherwise encumber.

“Voluntary Bankruptcy” has the meaning set forth in the definition of “Bankruptcy.”

1.2 Other Terms.

Unless the context shall require otherwise:

(a) Words importing the singular number or plural number shall include the plural number and singular number respectively;

(b) Words importing the masculine gender shall include the feminine and neuter genders and vice versa; and

(c) Reference to “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”

SECTION 2.

FORMATION OF THE LIMITED LIABILITY COMPANY

2.1 Formation.

The Members hereby agree to form the Company as a limited liability company under and pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The fact that the Certificate is on file in the office of the Secretary of State of the State of California shall constitute notice that the Company is a limited liability company. Simultaneously with the execution of this Agreement, each of the Members shall be admitted as members of the Company. The rights and liabilities of the Members shall be as provided under the Act, the Certificate and this Agreement.

2.2 Name.

The name of the Company shall be “Shea Homes at Montage, LLC” and all business of the Company shall be conducted in such name or, with the approval of the Executive Committee, under any other name.

2.3 Purpose; Powers.

(a) The purposes of the Company are:

(i) to acquire and to own, hold, vote, manage, protect, conserve, assign, sell or otherwise dispose of, the Company’s Property, all in accordance with this Agreement, including that certain residential project presently known as “Shea Homes at Montage”;

(ii) to receive and, subject to Section 5, distribute to the Members (A) the proceeds of any sale, lease, license, loan, or any other disposition of the Company’s Property received by the Company or (B) any other distributions or payments received by the Company;

(iii) to do such other things and engage in any other activities which the Executive Committee determines to be necessary, appropriate, proper, advisable, incidental or convenient to and in furtherance of the foregoing purposes.

(b) The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to and in furtherance of the purposes of the Company set forth in this Section 2.3.

2.4 Principal Place of Business.

The principal place of business of the Company shall be at 655 Brea Canyon Road, Walnut, CA 91789. The Executive Committee may change the principal place of business of the Company to any other place within or without the State of California. The initial registered office of the Company in the State of California is at 655 Brea Canyon Road, Walnut, California 91789.

2.5 Term.

This Agreement shall be effective as of the date it is fully executed by the Members. The term of the Company shall continue until the Company is dissolved in accordance with the Act and this Agreement. The existence of the Company as a separate legal entity and this Agreement shall continue until the cancellation of the Certificate in accordance with the Act.

2.6 Title to Assets.

All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such assets in its individual name. Each Member’s Interest in the Company shall be personal property for all purposes. The Company shall hold title to all of its assets in the name of the Company and not in the name of any Member.

2.7 Payments of Individual Obligations.

The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred in satisfaction of, or encumbered for, or in payment of, any individual obligation of any Member.

2.8 Independent Activities; Transactions with Affiliates.

(a) Each member of the Executive Committee shall use his best efforts to devote such time to the affairs of the Company as he determines, in his sole discretion, to be necessary to manage and operate the Company, and shall be free to serve any other Person in any capacity that it may deem appropriate in its discretion.

(b) Insofar as permitted by applicable law, neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Member or its Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or require any Member to permit the

Company or any other Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation.

(c) To the extent permitted by applicable law, and subject to the provisions of this Agreement, in furtherance of the purposes of the Company set forth in Section 2.3, the Executive Committee is hereby authorized to cause the Company to purchase, lease, and license Property (whether real, personal or mixed) from, and sell, lease, and license Property to, any Member, acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale, lease, or license or other transaction shall be made on terms and conditions that are no less favorable to the Company than if the sale, purchase, or other transaction had been made with an unaffiliated third party.

2.9 Filings; Agent for Service of Process.

(a) On December 30, 2008, the Certificate was filed in the office of the Secretary of State of the State of California by an authorized person within the meaning of, and otherwise in accordance with, the Act. The Executive Committee shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of California, including the preparation, execution, and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments, and publications as may be required by law, including action to reflect:

(i) A change in the Company name;

(ii) A correction of false or erroneous statements in the Certificate or the desire of the Members to make a change in any statement in the Certificate in order that it shall accurately represent the agreement among the Members; or

(iii) A change in the time for dissolution of the Company as stated in the Certificate and in this Agreement.

(b) The Executive Committee shall execute and cause to be filed original or amended certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any other jurisdictions in which the Company engages in business.

(c) The registered agent for service of process on the Company in the State of California shall be Paul Mosley or any successor as appointed by the Members in accordance with the Act.

(d) Upon the dissolution and completion of the winding up of the Company in accordance with Section 12, the Liquidator, as an authorized person within the meaning of the Act, shall promptly execute and cause to be filed a Certificate of Dissolution in accordance with Section 17356 of the Act and the laws of any other jurisdictions in which the Liquidator deems such filing or any similar filing to be necessary or advisable.

SECTION 3.

CAPITAL CONTRIBUTIONS

3.1 Initial Capital Contribution.

The name, address, and initial Percentage Interest of each Member are as set forth on Schedule 3.1 attached hereto. The initial Capital Account of each Member shall be equal to the capital account such Member held in Shea Homes at Montage, Inc. immediately prior to the filing of the Certificate.

3.2 Additional Contributions.

The Executive Committee may call for additional capital from the Members, as and when determined by the Executive Committee in its sole discretion (the “Additional Capital Contribution”). Each Member shall contribute its Percentage Interest of the Additional Capital Contribution in readily available funds within ten (10) Business Days days after receipt of the call for contributions. If any Member fails to make an Additional Capital Contribution within the 10-Business Day period, the Executive Committee may send a written delinquency notice to that Member (the “Delinquency Notice”). The failure of the Member to make the Additional Capital Contribution within five (5) Business Days after receipt of the Delinquency Notice shall be a failure to contribute for purposes of Section 3.3.

3.3 Failure to Contribute. No Member shall any obligation to contribute its Percentage Interest of an Additional Capital Contribution. However, if a Member fails to contribute its Percentage Interest of any Additional Capital Contribution within five (5) Business Days after receipt of a Delinquency Notice, then the Executive Committee may send a second notice to all Members who did contribute their Percentage Interest of the Additional Capital Contribution (the “Second Notice”) setting forth the amount of the Additional Capital Contribution that remain outstanding and allowing such Members the right to contribute a portion of the outstanding Additional Capital Contribution. All Members who desire to contribute a portion of the outstanding Additional Capital Contribution shall provide written notice to the Executive Committee of their desire to contribute within five (5) Business Days of receipt of the Second Notice and the Executive Committee shall divide the outstanding Additional Capital Contribution equally among all Members who have so elected by making a new call for capital to just those Members in the amount of the outstanding Additional Capital Contribution. Following receipt of the Additional Capital Contribution, the Percentage Interests of the Members shall be adjusted to reflect all contributions of capital, including the Additional Capital Contribution. The right of Members to contribute a portion of another Members’ Percentage Interest of an Additional Capital Contribution, in the manner set forth in this Section 3.3, shall be the sole remedy of the Company and the Members against a Member who fails to timely contribute its Percentage Interest of an Additional Capital Contribution.

3.4 Other Matters.

(a) Except as otherwise provided in Section 12 or in the Act, no Member shall demand or receive a return of such Member’s Capital Contributions or withdraw from the

Company without the consent of the Executive Committee. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash, except as may be specifically provided in this Agreement.

(b) No Member shall receive any interest or draw with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this Agreement.

(c) The Members shall not be liable for the debts, liabilities, contracts or any other obligations of the Company. Except as otherwise provided by mandatory provisions of applicable state law, no Member shall be liable to make any Capital Contribution beyond the initial Capital Contribution set forth on Schedule 3.1 and no Members shall be required to lend any funds to the Company or, after its Capital Contribution has been made, to make any additional Capital Contributions to the Company. No Member shall have any personal liability for the repayment of any Capital Contributions of any other Member.

SECTION 4.

ALLOCATIONS

4.1 Profits and Losses.

After giving effect to the special allocations set forth in Sections 4.2 and 4.3, Profits and Losses for any Allocation Year shall be allocated to the Members in accordance with their Percentage Interests.

4.2 Special Allocations.

The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Section 4, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704- 2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.2(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Section 4, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation

Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 4.2 (b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event that any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704- l(b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5), or 1.704-1 (b)(2)(ii)(d)(6), items of Company income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided that an allocation pursuant to this Section 4.2(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 4 have been tentatively made as if this Section 4.2(c) were not in this Agreement.

(d) Gross Income Allocation. In the event that any Member has an Adjusted Capital Account Deficit at the end of any Allocation Year that is in excess of the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(l) and 1.704-2(i)(5), each such Member shall be allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 4.2(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such amount after all other allocations provided for in this Section 4 have been tentatively made as if Section 4.2(c) and this Section 4.2(d) were not in this Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated among the Members in proportion to their Percentage Interests.

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(l).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m)(2) or 1.704-l(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-l(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Regulations Section 1.704-l(b)(2)(iv)(m)(4) applies.

(h) Allocations Relating to Taxable Issuance of Interests. Any income, gain, loss, or deduction realized as a direct or indirect result of the issuance of an Interest by the Company to a Member other than pursuant to Section 707(a)(2) of the Code (the “Issuance Items”) shall be allocated among the Members so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

4.3 Curative Allocations.

The allocations set forth in Sections 4.2(a), 4.2(b), 4.2(c), 4.2(d), 4.2(e), 4.2(f) and 4.2(g) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, the Regulatory Allocations shall be offset either with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 4.3. Therefore, notwithstanding any other provision of this Section 4 (other than the Regulatory Allocations), the Executive Committee shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 4.1 and 4.2 (other than the Regulatory Allocations).

4.4 Loss Limitation

Losses allocated to any Member pursuant to Section 4.1 shall not exceed the maximum amount of Losses that can be allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year.

4.5 Other Allocation Rules.

(a) Profits, Losses, and any other items of income, gain, loss, or deduction shall be allocated to the Members pursuant to this Section 4 as of the last day of each Allocation Year; provided that Profits, Losses, and such other items shall also be allocated at such times as are required by Section 11.7 and at such other times as the Gross Asset Values of the Company’s assets are adjusted as set forth in Section 12.10.

(b) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Executive Committee (except to the extent otherwise provided in Section 11.7) using any permissible method under Code Section 706 and the Regulations thereunder.

(c) The Members are aware of the income tax consequences of the allocations made by this Section 4 and hereby agree to be bound by the provisions of this Section 4 in reporting their shares of Company income and loss for income tax purposes, except as otherwise required by law.

(d) Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members’ interest in the Company’s Profits are in proportion to their Percentage Interests.

4.6 Tax Allocations: Code Section 704(c).

In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

In the event the Gross Asset Value of any Property is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such Property shall take account of any variation between the adjusted basis of such Property for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

Any elections or other decisions relating to such allocations shall be made by the Executive Committee in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.6 are solely for purposes of federal, state, and local Taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

SECTION 5.

DISTRIBUTIONS

5.1 Amounts Distributed.

(a) Except as otherwise provided in Section 5.1(b) and Section 12, the Executive Committee shall cause the Company to distribute cash at such time as the Executive Committee shall determine to the Members in accordance with their respective Percentage Interests.

(b) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Member on account of such Member’s Interests in the Company if such distribution would (i) violate the Act or other applicable law, (ii) constitute an event of default under any loan or revolving credit agreement to which the Company or any Affiliate is a party or a guarantor or (iii) cause such Member to have an Adjusted Capital Account Deficit.

5.2 Amounts Withheld.

All amounts withheld pursuant to the Code or any provision of any state, local, or foreign tax law with respect to any payment, distribution, or allocation to the Company or the Members shall be treated as amounts paid or distributed, as the case may be, to the Members with respect to which such amount was withheld pursuant to this Section 5.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Members, and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign law, and shall allocate any such amounts to the Members with respect to which such amount was withheld.

5.3 Limitations on Distributions.

The Company shall make no distributions to the Members except (i) as provided in this Section 5 and Section 12, or (ii) to the extent not inconsistent with this Section 5 and Section 12, as approved by the Executive Committee.

5.4 Distributions and Payments to the Member.

It is the intent of the Members that no distribution or payment to any Member (including distributions under Sections 5.1 and 12.2) shall be deemed a return of money or other property in violation of the Act. The payment or distribution of any such money or property to a Member shall be deemed to be a compromise within the meaning of Section 17201(b) of the Act, and the Member receiving any such money or property shall not be required to return any such money or property to the Company, any creditor of the Company or any other Person, except as required by the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of any other Member. Any amounts required to be paid under such obligation shall be treated as a permitted additional Capital Contribution and shall not require the approval of the Executive Committee.

SECTION 6.

EXECUTIVE COMMITTEE

6.1 Authority of the Executive Committee.

The Members acknowledge that the Company shall be managed by or under the direction of an Executive Committee, in accordance with Section 17151 of the Act. Subject to any restrictions set forth in the Certificate, this Agreement or the Act, all powers to control and manage the business and affairs of the Company and to bind the Company shall be exclusively vested in the Executive Committee, and the Executive Committee may exercise all powers of the Company and do all such lawful acts not inconsistent with the foregoing. In exercising its powers, the Executive Committee shall have the right and authority to take all actions that it deems necessary, useful or appropriate for the management and conduct of the Company’s business and affairs and in the pursuit of the purposes of the Company, including delegating the right and authority to take such actions to the Administrator and such Officers as are designated by the Executive Committee. The Executive Committee, in addition to the Administrator, shall be considered a manager for purposes of the Act.

6.2 Composition and Election of the Executive Committee; Decisions.

The Executive Committee shall consist of 5 Members, each to be elected by the affirmative vote of the Members holding a majority of the Percentage Interests. The initial members of the Executive Committee shall be Edmund H. Shea, Jr., Ronald L. Lakey, Peter O. Shea, Jr., Peter O. Shea and John F. Shea. Any member of the Executive Committee may be removed as such, with or without cause, by the affirmative vote of the Members holding a majority of the Percentage Interests.

6.3 Meetings of the Executive Committee.

(a) Meetings of the members of the Executive Committee may be called upon the request of any Member or any member of the Executive Committee. Members of the Executive Committee may vote in person, by proxy or by telephone at such meeting and may waive advance notice of such meeting. Each member of the Executive Committee shall have one vote. The vote or consent of 3 of the 5 members of the Executive Committee shall be required to constitute the act of the Executive Committee. Meetings may be conducted, in whole or in part, by telephone. Meetings are not required and the Executive Committee may conduct its business informally.

(b) The Executive Committee may act without a meeting and without a vote if at least 3 members consent to the proposed action in writing or by electronic transmission.

(c) Each member of the Executive Committee may authorize any Person or Persons to act for him on all matters in which he is entitled to participate, including voting at or participating in a meeting of the Executive Committee or consenting to actions of the Executive Committee as provided in Section 6.3(b). An Executive Committee member’s authorization of his representative shall be delivered to the other members of the Executive Committee in writing or by electronic transmission. The Executive Committee member may revoke the authority of his representative or appoint another representative at his sole discretion by the same means.

(d) Each meeting of the Executive Committee shall be conducted by such individual as the Executive Committee deems appropriate, pursuant to such rules for the conduct of the meeting as the Executive Committee or such individual deems appropriate.

6.4 Duties and Obligations of the Executive Committee.

(a) The Executive Committee, by its own action or through the Officers or the Administrator, shall take all actions that may be necessary or appropriate for the (i) continuation of the Company’s valid existence as a limited liability company under the laws of the State of California and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged, (ii) accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation and operation of Property in accordance with the provisions of this Agreement and applicable laws and regulations, (iii) provision or arrangement for all of the Company’s management, reporting, financial, legal, tax and other services, and (iv) availability of the books and records of the Company for the Members’ inspection.

(b) The Executive Committee shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and of the Members, including the safekeeping and use of all of the Property for the exclusive benefit of the Company.

6.5 Major Decisions.

Notwithstanding any other provision of this Agreement, only the Executive Committee, shall have the authority to authorize and approve the following acts with regard to the Company:

(a) any transfer or assignment of rights in the Company’s Property for other than a Company purpose;

(b) the incurrence, assumption, or other liability for any Debt or the creation of any liens on the Property of the Company other than (i) expenditures in the ordinary course of business, (ii) capital expenditures that are consistent with the Company’s strategic business plans and (iii) additional capital expenditures not in excess of $1,000,000;

(c) any loan or other advance of money to any Person or any guarantee of obligations of any Person in excess of $100,000 per occurrence and $1,000,000 in the aggregate;

(d) any act of Voluntary Bankruptcy;

(e) any distribution to any Member of any Property, other than as provided in this Agreement;

(f) any merger, consolidation, or sale of all or substantially all of the Company’s Property;

(g) the admission of any Member other than in accordance with Section 11;

(h) discretionary distributions to the Members;

(i) any change in the Company’s independent accountants;

(j) an adoption of or change in a significant tax or accounting practice or principle of the Company, any significant tax or accounting election, or the adoption of any position for purposes of any tax return that will have a Material Adverse Effect on any Member (unless the making of such election is expressly contemplated by this Agreement); or

(k) a change in the Company’s Fiscal Year.

6.6 Appointment of Administrator.

The Executive Committee shall have the authority, exercisable in its discretion, to hire a third party (the “Administrator”) to provide such services and management to the Company as the Executive Committee deems necessary or convenient, and authorize the Administrator to perform. The services may include management, reporting, financial, legal, tax and other services. The Administrator shall perform the services pursuant to a written contract, which will contain such terms and conditions as the Executive Committee deems appropriate. The Administrator may be an Affiliate of a Member. The Administrator shall report directly to the President of the Company, if such officer has been appointed, and ultimately to the Executive Committee. The Administrator, in addition to the Executive Committee, shall be considered a manager for purposes of the Act.

6.7 “Authorized Person” under the Act.

Each member of the Executive Committee and the Administrator shall be an “authorized person” to file with the California Secretary of State certificates and other documents on behalf of the Company, as required or permitted by the Act.

SECTION 7.

OFFICERS; ADMINISTRATOR

7.1 Designation; Qualifications.

The Executive Committee may, from time to time, designate one or more individuals to be officers of the Company (the “Officers”). The Officers of the Company shall include a President (the “President”) and may include such other officers as the Executive Committee or the President may, from time to time, deem necessary. Any Officer so designated shall have all authority necessary to implement the decisions of the Executive Committee, and such further authority as the Executive Committee may deem necessary or convenient to delegate to him or her. Any Person may hold any number of offices. No Officer need be a Member, a California resident or a United States citizen.

7.2 Removal and Resignation.

Any Officer may be removed as such, with or without cause, by the Executive Committee or the President, at any time. Any Officer may resign as such at any time upon written notice to the Executive Committee or the President. Such resignation shall be made in writing and shall take effect at the time specified or, if no time is specified, at the time of its receipt by the Executive Committee or the President.

7.3 Vacancies.

Any vacancy occurring in any office of the Company may be filled by the Executive Committee or the President.

7.4 Compensation.

The compensation, if any, of the officers of the Company shall be fixed from time to time by the Executive Committee.

7.5 Conflicting Authority.

When in this Agreement the Executive Committee, the Administrator, the President, an Officer or any other Person are each given the right to act, the right of the Administrator, the President, such Officer or Person to act shall at all times be subject to the right, but not the obligation, of the Executive Committee to approve the act. If the acts of the Administrator, the President, the Officer or Person and the Executive Committee should conflict, the act of the Executive Committee shall govern. If the acts of the President, the Officer or Person and the Administrator should conflict, the act of the Administrator shall govern.

7.6 Execution of Documents; Reliance by Third Parties.

The execution of any document shall be authorized in accordance with the preceding provisions and the document may be signed by any two of the members of: the Executive Committee and/or the Officers. The preceding sentence notwithstanding, any third party may rely upon any document signed by any two of the members of the Executive Committee and/or the Officers as duly authorized and binding on the Company without any duty of inquiry.

SECTION 8.

ROLE OF THE MEMBERS

8.1 Rights or Powers.

The Members, in their capacities as members of the Company, hereby agree not to exercise any right or power to take part in the management or control of the Company or its business and affairs, except as set forth in this Agreement, the Certificate or the Act, and shall not have any right or power to act for or bind the Company in any way. Without limiting the generality of the foregoing, the Members, in such capacities, have all of the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act.

8.2 Voting Rights.

No Member has any voting right except with respect to those matters specifically reserved for a Member vote which are set forth in this Agreement and as required in the Act.

8.3 Meetings and Consents of the Members.

(a) Meetings of the Members may be called by the Executive Committee or upon the written request of any Member. Members may vote in person, by proxy or by telephone at such meeting and may waive advance notice of such meeting. The affirmative vote of the Members holding a majority of the Percentage Interests shall be required to constitute the act of the Members. Meetings may be conducted, in whole or in part, by telephone.

(b) The Members may act without a meeting and without a vote if Members holding a majority of the Percentage Interests consent to the proposed action in writing or by electronic transmission.

(c) For the purpose of determining the Members entitled to vote on, or to vote at, any meeting of the Members or any adjournment, the Executive Committee or the Member requesting such meeting may fix in advance a date as the record date for any such determination.

(d) Each Member may authorize any Person or Persons to act for it on all matters in which it is entitled to participate, including voting at or participating in a meeting of the Members or consenting to actions of the Members as provided in Section 8.3(b). A Member’s authorization of its representative may be delivered to the other Members in writing or by electronic transmission. The Member may revoke the authority of its representative or appoint another representative in its sole discretion by the same means.

(e) Each meeting of Members shall be conducted by such individual as the Members deem appropriate, pursuant to such rules for the conduct of the meeting as the Executive Committee, the Members or such individual deem appropriate.

8.4 Standard for Vote or Consent.

In any circumstances requiring the agreement, approval, or consent of the Members specified in this Agreement, such agreement, approval, or consent may, except where a standard for such agreement, approval, or consent is provided for expressly in this Agreement and notwithstanding any provisions of law or in equity to the contrary, be given or withheld in the sole and absolute discretion of the Members, and each Member shall be entitled to consider only such factors and interests as it desires, including its own interests, and shall have, to the fullest extent permitted by applicable law, no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person.

8.5 Withdrawal/Resignation.

Except as otherwise provided in Sections 5 and 12, no Member shall demand or receive a return on or of its Capital Contributions or withdraw or resign from the Company without the approval of the Executive Committee. If any Member resigns or withdraws from the Company in breach of this Section 8.5, such resigning or withdrawing Member shall not be entitled to receive any distribution under this Agreement. Under circumstances requiring a return of any Capital Contribution, no Member has the right to receive any Company asset other than cash, except as may be specifically provided in this Agreement.

8.6 Member Compensation.

No Member shall receive any salary or draw with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member (for the avoidance of doubt, it being understood that a return of capital or distribution pursuant to Sections 3.4(a) or 5 shall not be deemed a salary or draw).

8.7 Indemnification.

(a) Subject to Section 8.7(b), the Company, its receiver or its trustee (in the case of its receiver or trustee, to the extent of Property) shall indemnify, save harmless, and pay all Expenses of each member of the Executive Committee, each Member, each Officer, and any members, managers, partners, stockholders, officers, directors, employees, agents, successors or assigns of any member of the Executive Committee or any Member (each, an “Indemnitee”) relating to any Damages incurred by reason of any act performed or omitted to be performed by such Indemnitee in connection with the business of the Company, including attorneys’ fees incurred by such Indemnitee, in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, and including all Damages arising under federal and state securities laws (including the Securities Act).

(b) Section 8.7(a) shall be enforced only to the maximum extent permitted by law. No Indemnitee shall be indemnified from any liability for its own fraud, bad faith, willful misconduct, gross negligence, or breach of any representation, warranty or covenant of such Indemnitee in this Agreement.

8.8 Members’ Liability.

(a) Except as otherwise provided in this Agreement and by applicable law, no Member shall be personally liable under a judgment, decree, or order of a court, or in any other manner for any other obligations or liabilities of the Company solely by reason of being a Member. A Member shall be liable only to make its Capital Contribution pursuant to Section 3.1 and shall not be required to restore a deficit balance in its Capital Account (other than pursuant to Section 12.3), to lend any funds to the Company or, after its Capital Contribution has been made pursuant to Section 3.1, to make any additional contributions, assessments, or payments to the Company; provided that a Member may be required to repay distributions made to it as provided in the Act.

(b) Notwithstanding anything to the contrary in this Agreement, in no event will any indemnification obligation of the Company or a receiver or trustee to indemnify, save harmless, or pay all Expenses set forth in Section 8.7 subject any Member to personal liability.

8.9 Partition.

While the Company remains in effect or is continued, each Member agrees not to have any Property partitioned or file a complaint or institute any suit, action, or proceeding at law or in equity to have any Property partitioned, and each Member, on behalf of itself, its successors, and its assigns hereby waives any such right.

8.10 Transactions Between a Member and the Company.

(a) Except as otherwise provided by applicable law, any Member may, but shall not be obligated to, transact business with the Company or an Affiliate of the Company, and shall have the same rights and obligations when transacting such business with the Company or Affiliate as a Person who is not a Member. An employee, stockholder, agent, director, manager or officer of a Member or an Affiliate of a Member may also be an employee or a manager of the Company.

(b) No Member shall, or shall permit its Affiliates to, guarantee any Debts or other liabilities of the Company or become obligated on or hold itself out as being obligated or available to satisfy any Debts or other liabilities of the Company, except as approved by the Executive Committee.

8.11 Other Instruments.

Each Member hereby agrees to execute and deliver to the Company within five (5) Business Days after receipt of a written request therefor, such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney, and other instruments and to take such other action as the Executive Committee reasonably deems necessary, useful, or appropriate to comply with any laws, rules, or regulations to enable the Company to fulfill its responsibilities under this Agreement.

SECTION 9.

REPRESENTATIONS AND WARRANTIES

As of the date of this Agreement, each of the Members hereby represents and warrants as to itself only, as follows. Such representations and warranties shall survive the execution of this Agreement.

(a) Investment Company Act; Public Utility Holding Company Act. Such Member is not an “investment company,” nor, as a result of the Member’s ownership of its Interests, is the Company an “investment company,” within the meaning of the Investment Company Act, as amended. Such Member is not a “holding company,” “an affiliate of a holding company” or a “subsidiary of a holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act.

(b) Investigation; Intent. Such Member is acquiring its Interest based upon its own investigation, and the exercise by such Member of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis and expertise. Such Member’s acquisition of its Interest is being made for its own account for investment, and not with a view to the sale or distribution thereof.

SECTION 10.

ACCOUNTING, BOOKS, AND RECORDS

10.1 Accounting, Books, and Records.

(a) The Company shall keep on site at its principal place of business each of the following:

(i) Separate books of account for the Company which shall show a true and accurate record in United States dollars of all costs and Expenses incurred, all charges made, all credits made and received, and all income derived in connection with the conduct of the Company and the operation of its business, all in accordance with GAAP;

(ii) Separate books of account that reflect the Capital Accounts of the Members as maintained pursuant to the provisions of this Agreement;

(iii) A current list of the full name and last known business, residence, or mailing address of each Member;

(iv) A copy of the Certificate, this Agreement and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any of the foregoing has been executed;

(v) Complete information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member;

(vi) A copy of the Company’s federal, state, and local income tax returns and reports, if any, for each year;

(vii) The minute book of the Executive Committee, including any written consents in lieu of a meeting; and

(viii) A record of the actions of the Members, including any written consents in lieu of a meeting.

(b) Any Member or its designated representative has the right at its own cost and expense, upon reasonable notice, to have access to and inspect and copy the contents of the books or records of the Company and to make inquiries with regard to the contents of the books or records. The Company shall be reimbursed by such Member for reasonable costs incurred as a result of such inspection.

(c) The books of account and records of the Company shall be audited as of the end of each Fiscal Year by a nationally recognized independent certified public accounting firm designated from time to time by the Executive Committee.

10.2 Tax Matters.

Ronald L. Lakey is specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law. The Tax Matters Member shall have the authority, without any further consent of the Members, to make any and all elections for federal, state, local, and foreign tax purposes, including any election, if permitted by applicable law: (i) to make the election provided for in Code Section 6231(a)(l)(B)(ii); (ii) to adjust the basis of the Company’s assets pursuant to Code Sections 754, 734(b), and 743(b), or comparable provisions of state, local, or foreign law, in connection with Transfers of Interests and Company distributions; (iii) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company’s federal, state, local, or foreign tax returns; and (iv) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members.

SECTION 11.

TRANSFERS

11.1 Restrictions on Transfers.

Except as otherwise permitted by this Agreement, no Member shall Transfer, hypothecate, pledge, or otherwise encumber all or any portion of its Interest.

11.2 Permitted Transfers.

(a) Subject to the conditions and restrictions set forth in Section 11.3, any Member may at any time pledge or Transfer all or any portion of its Interest to any Person approved in advance by the Executive Committee.

(b) Any Transfer permitted by this Section 11.2 shall be referred to in this Agreement as a “Permitted Transfer,” and the Person to whom the Interest is transferred shall be a “Permitted Transferee.”

11.3 Conditions to Permitted Transfers.

A Transfer shall not be treated as a Permitted Transfer under Section 11.2 unless and until the following conditions are satisfied:

(a) The transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance, including such representations, warranties and certifications as the Company may reasonably request, as may be necessary or appropriate to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement;

(b) The Transfer will not cause the Company to terminate its partnership status for federal income tax purposes, and the transferor shall provide the Company an opinion of counsel to such effect if the Company reasonably requests. Such counsel and opinion shall be reasonably satisfactory to the Executive Committee, and the Members shall provide to such counsel any information available to the Members and relevant to such opinion;

(c) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Interest Transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Interest until it has received such information;

(d) Such Transfer will be exempt from all applicable federal securities registration requirements and will not violate any applicable laws regulating the Transfer of securities; and

(e) Such Transfer will not cause the Company to be deemed to be an “investment company” or to be controlled by an “investment company” under the Investment Company Act, and the transferor shall provide an opinion of counsel to such effect if the Company reasonably requests. Such counsel and opinion shall be reasonably satisfactory to the Executive Committee, and the Members shall provide to such counsel any information available to the Members and relevant to such opinion.

11.4 Prohibited Transfers.

(a) Any purported Transfer of an Interest that is not a Permitted Transfer shall be null and void and of no force or effect whatever; provided that, if the Company is required by a court of competent jurisdiction to recognize a Transfer that is not a Permitted Transfer, the rights with respect to the Transferred Interest shall be strictly limited to the transferor’s rights to allocations and distributions as provided by this Agreement with respect to the Transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any Debts or liabilities for Damages that the transferor or transferee of such Interest may have to the Company.

(b) In the case of a Transfer or attempted Transfer of an Interest that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all liability and Damages that the Company or any of such indemnified Members may incur (including incremental tax liabilities, lawyers’ fees, and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

11.5 Rights of Unadmitted Assignees.

A Person who acquires one or more Interests but who is not admitted as a substituted Member pursuant to Section 11.6 shall be entitled only to allocations and distributions with respect to such Interests in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

11.6 Admission of Substituted Members.

Subject to the other provisions of this Section 11, a transferee of Interests may be admitted to the Company as a substituted Member only upon satisfaction of the conditions set forth below in this Section 11.6:

(a) The Interests with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;

(b) The transferee becomes a party to this Agreement as a Member and executes such documents and instruments as the Executive Committee may reasonably request (including amendments to the Certificate) as may be necessary or appropriate to confirm such transferee as a Member in the Company and such transferee’s agreement to be bound by the terms and conditions of this Agreement;

(c) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Interests;

(d) The transferee provides the Company with evidence satisfactory to counsel for the Company that such transferee has made representations and warranties equivalent to those contained in Section 9 as of the date of the Transfer; and

(e) In the event that the transferee of an Interest from any Member is admitted under this Agreement, such transferee shall be deemed admitted to the Company as a substituted Member immediately prior to the Transfer.

11.7 Distributions and Allocations in Respect of Transferred Member Interests.

If any Interest is Transferred during any Allocation Year in compliance with the provisions of this Section 11, each item of Profits and Losses, and all other items attributable to the Transferred Interest for such Allocation Year shall be divided and allocated between the transferor and the transferee by taking into account their respective Interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and agreed to by the transferor and transferee. All distributions attributable to periods prior to the date of such Transfer shall be made to the transferor, and all distributions attributable to periods thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided that, if the Company is given notice of a Transfer at least 10 Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer; and provided, further, that if the Company does not receive a notice stating the date such Interest was Transferred and such other information as the Executive Committee may reasonably require within 30 days after the end of the Allocation Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Interest on the last day of such Allocation Year. Neither the Company nor any other Person shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 11.7, whether or not the Company or such Person has knowledge of any Transfer of ownership of any Interest.

SECTION 12.

DISSOLUTION AND WINDING UP

12.1 Liquidating Events.

(a) The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each, a “Liquidating Event”):

(i) The Bankruptcy of the Company;

(ii) The unanimous vote or consent of the Members to dissolve, wind up and liquidate the Company;

(iii) At any time there are no Members of the Company, unless the business of the Company is continued in a manner permitted by this Agreement or the Act;

(iv) The happening of any other event which makes it unlawful, impossible or impractical to carry on the business of the Company; and

(v) The entry of a decree of judicial dissolution under Section 17351 of the Act.

The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event.

(b) If it is determined, by a court of competent jurisdiction, that the Company has dissolved prior to the occurrence of a Liquidating Event, then within an additional 90 days after such determination (the “Reconstitution Period”), all of the Members may elect to reconstitute the Company and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited liability company on terms identical to those set forth in this Agreement. Unless such an election is made within the Reconstitution Period, the Company shall dissolve and wind up its affairs in accordance with Section 12.2. If such an election is made within the Reconstitution Period, then:

(i) The reconstituted limited liability company shall continue until the occurrence of a Liquidating Event as provided in Section 12.1 (a);

(ii) Unless otherwise agreed to by all of the Members, the Certificate and this Agreement shall, subject to any requirement under the Act to file a new Certificate, automatically constitute the Certificate and Agreement of such new Company. All of the assets and liabilities of the dissolved Company shall be deemed to have been automatically assigned, assumed, conveyed, and transferred to the new Company. No bond, collateral, assumption, or release of any Member’s or the Company’s liabilities shall be required; provided that the right of the Members to select successor managers and to reconstitute and continue the business of the Company shall not exist and may not be exercised unless the Company has received an opinion of counsel that the exercise of the right would not result in the loss of limited liability of any Member and neither the Company nor the reconstituted limited liability company would cease to be treated as a partnership for federal income tax purposes upon the exercise of such right to continue.

12.2 Winding Up.

Upon the occurrence of a (a) Liquidating Event or (b) the determination by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event (unless the Company is reconstituted pursuant to Section 12. (b)), the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its

Property, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs; provided that, to the extent not inconsistent with the foregoing, all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Properly has been distributed pursuant to this Section 12.2 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Company, which winding up and dissolution shall be completed within 90 days of the occurrence of the Liquidating Event and within 90 days after the last day on which the Company may be reconstituted pursuant to Section 12.1(b). The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale of the Property (as determined pursuant to Section 12.10), to the extent sufficient for this purpose, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(a) First, to creditors in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment to the extent required by the Act), other than the liabilities for distribution to Members under the Act;

(b) Second, to the Members and former Members of the Company in satisfaction of liabilities for distribution under Section 17353(a)(l) of the Act; and

(c) Third, the balance, if any, to the Members in accordance with the positive balance in their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

No Member shall receive additional compensation for any services performed pursuant to this Section 12.

12.3 Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.

In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), distributions shall be made pursuant to this Section 12 to the Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1 (b)(2)(ii)(b)(2). If any Member has a deficit balance in such Member’s Capital Account, determined after debiting and crediting such Member’s Capital Account for all income, gain and loss allocations and distributions occurring prior to dissolution, such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Section 12 may be:

(a) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 12.2; or

(b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided that such withheld amounts shall be distributed to the Members as soon as practicable.

12.4 Deemed Contribution and Distribution.

Notwithstanding any other provision of this Section 12, in the event the Company is liquidated within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g)but no Liquidating Event has occurred, the Property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all its Property and liabilities to a new limited liability company in exchange for an interest in such new company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new company to the Members.

12.5 Rights of Members.

Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of its Capital Contributions. If the assets of the Company remaining after payment or discharge of the Debt of the Company are insufficient to return such Capital Contributions, the Members shall have no recourse against the Company, any member of the Executive Committee or any other Member.

12.6 Notice of Dissolution.

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 12.1, result in a dissolution of the Company, the Executive Committee shall, within 30 days thereafter, provide written notice of such dissolution to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Executive Committee) and shall publish notice of such dissolution in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Executive Committee).

12.7 Allocations and Distributions During Period of Liquidation.

During the period commencing on the first day of the Fiscal Year during which a Liquidating Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Members pursuant to Section 12.2, the Members shall continue to share Profits, Losses, gain, loss, and other items of Company income, gain, loss, or deduction in the manner provided in Section 4, but no distributions shall be made pursuant to Section 5.

12.8 Character of Liquidating Distributions.

(a) All payments made in liquidation of the Interests of a Member in the Company shall be made in exchange for the Interests of such Member in the Company’s Property pursuant to Code Section 736(b)(l), including the interest of such Member in Company goodwill.

(b) For purposes of making distributions required by Section 12.2, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of such assets and distribute the proceeds therefrom.

12.9 The Liquidator.

(a) The “Liquidator” shall be the Tax Matters Member or any other Person appointed by the Tax Matters Member, unless (i) such liquidation arises as a result of the Bankruptcy of the Tax Matters Member or (ii) final liquidating distributions have not been made by the 90th day following the date of the Liquidating Event, in which case, the Members may appoint the Liquidator.

(b) The Company is authorized to pay such reasonable compensation to the Liquidator for its services performed pursuant to this Section 12 as shall be agreed upon by the Liquidator and the Executive Committee and to reimburse the Liquidator for its reasonable costs and Expenses incurred in performing those services.

12.10 Mark-to-Market Methodology.

For purposes of determining the amount of any adjustment to the Gross Asset Value of Company assets, the value of each such asset shall be determined in good faith by the Executive Committee; provided that such determination shall be based on the same valuation methodology that was used to determine the Gross Asset Value of such asset at the time such asset was contributed to the Company or, in the case of any asset purchased by the Company, the same valuation methodology used to determine the purchase price of such asset on the date of purchase. If the Members holding a majority of the Percentage Interests do not consent to such determination, then such Gross Asset Value shall be determined by a written appraisal of Houlihan Lokey Howard & Zukin or such other Person similarly qualified to determine the fair market value of such assets, using the same valuation methodology that was used to determine the Gross Asset Value of such assets at the time such assets were contributed to the Company or, in the case of any asset purchased by the Company, the same valuation methodology used to determine the purchase price of such asset on the date of purchase. Where the appraisal process provided by this Section 12.10 is invoked, the parties and the appraisers shall all act promptly and diligently so as to determine the value of the relevant assets in a commercially reasonable period.

SECTION 13.

MISCELLANEOUS PROVISIONS

13.1 Notices.

Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering such writing to the recipient in person, by courier, or by electronic or facsimile transmission; and a notice, request, or consent given under this Agreement shall be effective on receipt by the Person to whom sent or 3 Business Days after deposit in the United States mail, registered or certified, postage prepaid and properly addressed.

All notices, requests, and consents shall be sent to the following addresses (or such other address as may be specified by notice to the Company):

If to a Member, to it at:

655 Brea Canyon Road

Walnut, CA 91789

Tel: (909) 594-9500

Fax: (909) 869-0849

Attn: Ronald L. Lakey

If to Company, to it at:

655 Brea Canyon Road

Walnut, CA 91789

Tel: (909) 594-0941

Fax: (909) 869-1512

Attn: Ronald L. Lakey

Whenever any notice is required to be given by law or this Agreement, a written waiver of notice, signed by the Person entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to the giving of such notice.

13.2 Amendment.

This Agreement may be modified, altered, supplemented or amended, in writing, with the consent of all of the Members.

13.3 Binding Effect.

Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of a Member and its respective successors, transferees, and assigns. In addition, the Persons entitled to indemnity pursuant to this agreement shall be intended beneficiaries of this Agreement.

13.4 Construction.

It is the intent of the parties hereto that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against a Member. The terms of this Agreement shall not be subject to modification by, or be conformed with, any actions by the U.S. Internal Revenue Service except as this Agreement may be explicitly so amended and except as may relate specifically to the filing of tax returns.

13.5 Time.

In computing any period of time pursuant to this Agreement, the day of the act, event, or default from which the designated period of time begins to run shall be included, unless it is not a Business Day, in which event the period shall begin on the next day which is a Business Day, and the last day of the period so computed shall not be included.

13.6 Headings.

Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

13.7 Severability.

Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

13.8 Governing Law.

The laws of the State of California, without application of its conflicts of laws principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising under this Agreement.

13.9 Consent to Jurisdiction.

The Members (i) irrevocably submit to the non-exclusive jurisdiction of any California State court or Federal court sitting in Los Angeles County, California in any action arising out of this Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents, to the fullest extent it may effectively do so, to the service of process by mail in accordance with Section 13.1. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing in this Agreement shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

13.10 WAIVER OF JURY TRIAL.

THE MEMBER IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY AND ALL RIGHTS TO IMMUNITY BY SOVEREIGNTY OR OTHERWISE IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

13.11 Entire Agreement.

This Agreement constitutes the entire agreement among the parties hereto and their respective Affiliates and contains all of the agreements among such parties with respect to the subject matter of this Agreement. This Agreement supersedes any and all other agreements, either oral or written, between such parties with respect to the subject matter of this Agreement.

13.12 No Third-Party Beneficiaries.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Persons indemnified pursuant to this Agreement) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

13.13 Counterpart Execution.

This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original of the same document. Counterpart signature pages may be detached and assembled to form a single original document. This Agreement may be executed and delivered by the exchange of electronic facsimile copies or counterparts of the signature page, which facsimile copies or counterparts shall be the equivalent of originals signed in ink and shall be binding upon the parties.

*                    *                     *

[SIGNATURES FOLLOW ON SEPARATE PAGES]

IN WITNESS WHEREOF, this Operating Agreement is hereby executed by the undersigned as of the date first written above.

JOHN F. SHEA, as Trustee of the John F. Shea
Family Trust dated November 5, 1986, as amended

EDMUND H. SHEA, JR., as Trustee of The E &
M RP Trust dated October 3, 1985, as amended

PETER O. SHEA, as Trustee of the Peter O. and
Carolyn H. Shea Revocable Trust dated January 11,
1995, as amended on April 9, 1998

JOHN F. SHEA, JR., as Trustee of the John F.
Shea, Jr. Trust dated 1979

ANNE SHEA DAVISON, formerly Anne Therese
Shea, as Trustee of the Anne Therese Shea Trust dated January 1, 1979, as amended on December 24,
1983 and March 1, 2005

JAMES W. SHEA, as Trustee of the James
William Shea Trust dated December 24, 1983, as amended on March 1, 2005

CARRIE SHEA TILTON, formerly Carrie E.
Shea, as Trustee of the Carrie Shea Tilton
Revocable Trust dated June 13, 1994

ALISON SHEA KNOLL, formerly Alison
Brannen Shea, as Trustee of the Alison Brannen
Shea Trust dated May 10, 2005

MAURA SHEA FLANNAGAN, formerly Maura
Babbitt Shea, as Trustee of the Maura Babbitt Shea
Trust dated July 19, 1989, as amended on December 18, 2003

MATTHEW G. SHEA., as Trustee of the Matthew
G. Shea Trust dated August 9, 1992, as amended on
March 1, 2005

DOROTHY SHEA HOBIN, formerly Dorothy
Lucille Shea, as Trustee of the Dorothy Lucille
Hobin Trust dated August 9, 1993, as amended on
June 22, 2004

COLLEEN SHEA MORRISSEY, formerly
Colleen M. Shea, as Trustee of the Colleen M. Shea
Trust dated January 1, 1979, as amended.

EDMUND H. SHEA III, as Trustee of the Edmund
H. Shea III Trust dated January 1, 1979, as amended on April 6, 1981 and November 1, 1989

MARY SHEA MCCONNELL, formerly Mary
Shea, as Trustee of the Mary Shea McConnell Trust dated November, 1997

Timothy T. Shea

TIMOTHY T. SHEA, as Trustee of the Timothy
T. Shea Trust 12/23/08

KATHLEEN SHEA HOLT, formerly Kathleen
M. Shea, as Trustee of the Kathleen Shea Holt Trust dated September 21, 1995, as amended on
December 17, 1999

ELLEN SHEA DIETRICK, formerly Ellen M.
Shea, as Trustee of the Ellen Shea Trust dated June 13, 1997

PETER O. SHEA, JR., as Trustee of the Peter O.
Shea, Jr. Trust dated March 1, 1985

RONALD L. LAKEY, as Trustee of the Catherine
Nicol Shea Trust dated November 13, 1984, as amended on March 1, 1989, July 22, 1993 and
September 30, 2004

SARAH SHEA WYLDER, former Sarah H. Shea, as Trustee of the Sarah H. Shea Trust dated 1987

Schedule 3.1

Name and Address	Percentage Interests

John F. Shea 655 Brea Canyon Road Walnut, CA 91789	46.07%

Edmund H. Shea, Jr. 655 Brea Canyon Road Walnut, CA 91789	25.54%

Peter O. Shea 655 Brea Canyon Road Walnut, CA 91789	16.49%

John F. Shea, Jr. 655 Brea Canyon Road Walnut, CA 91789	0.49%

Anne Shea Davison 655 Brea Canyon Road Walnut, CA 91789	0.49%

James W. Shea 655 Brea Canyon Road Walnut, CA 91789	0.49%

Carrie Shea Tilton. 655 Brea Canyon Road Walnut, CA 91789	0.49%

Alison Shea Knoll 655 Brea Canyon Road Walnut, CA 91789	0.49%

Maura Shea Flannagan 655 Brea Canyon Road Walnut, CA 91789	0.49%

Matthew G. Shea 655 Brea Canyon Road Walnut, CA 91789	0.49%

Dorothy Shea Hobin 655 Brea Canyon Road Walnut, CA 91789	0.49%

Colleen Shea Morrissey 655 Brea Canyon Road Walnut, CA 91789	0.74%

Edmund H. Shea III 655 Brea Canyon Road Walnut, CA 91789	0.74%

Mary Shea McConnel 655 Brea Canyon Road Walnut, CA 91789	0.74%

Timothy T. Shea 655 Brea Canyon Road Walnut, CA 91789	0.74%

Kathleen Shea Holt 655 Brea Canyon Road Walnut, CA 91789	0.74%

Ellen Shea Dietrick 655 Brea Canyon Road Walnut, CA 91789	0.74%

Peter O. Shea Jr. 655 Brea Canyon Road Walnut, CA 91789	1.17%

Ronald L. Lakey 655 Brea Canyon Road Walnut, CA 91789	1.17%

Sarah Shea Wylder 655 Brea Canyon Road Walnut, CA 91789	1.17%

AMENDMENT TO OPERATING AGREEMENT OF SHEA HOMES AT

MONTAGE, LLC

THIS AMENDMENT TO OPERATING AGREEMENT OF SHEA HOMES AT MONTAGE, LLC (this “Amendment”) is entered into as of             , 2011, by and among JOHN F. SHEA, as Trustee of the John F. Shea Family Trust dated November 5, 1986, as amended, JOHN C. MORRISSEY, as Successor Trustee of The E&M Shea Revocable Trust, PETER O. SHEA, as Trustee of the Peter O. and Carolyn H. Shea Revocable Trust dated January 11, 1995, as amended on April 9, 1998, JOHN F. SHEA, JR., as Trustee of the John F. Shea, Jr. Trust dated 1979, ANNE SHEA DAVISON, formerly Anne Therese Shea, as Trustee of the Anne Therese Shea Trust dated January 1, 1979, as amended on December 24, 1983 and March 1, 2005, JAMES W. SHEA, as Trustee of the James William Shea Trust dated December 24, 1983, as amended on March 1, 2005, CARRIE SHEA TILTON, formerly Carrie E. Shea, as Trustee of the Carrie Shea Tilton Revocable Trust dated June 13, 1994, ALISON SHEA KNOLL, formerly Alison Brannen Shea, as Trustee of the Alison Brannen Shea Trust, dated May 10, 2005, MAURA SHEA FLANNAGAN, formerly Maura Babbitt Shea, as Trustee of the Maura Babbitt Shea Trust dated July 19, 1989, as amended on December 18, 2003, MATTHEW G. SHEA, as Trustee of the Matthew G. Shea Trust dated August 9, 1992, as amended on March 1, 2005, DOROTHY SHEA HOBIN, formerly Dorothy Lucille Shea, as Trustee of the Dorothy Lucille Hobin Trust dated August 9, 1993, as amended on June 22, 2004, COLLEEN SHEA MORRISSEY, formerly Colleen M. Shea, as Trustee of the Colleen M. Shea Trust dated January 1, 1979, as amended, EDMUND H. SHEA III, as Trustee of the Edmund H. Shea III Trust dated January 1, 1979, as amended on April 6, 1981 and November 1, 1989, MARY SHEA MCCONNELL, formerly Mary Shea, as Trustee of the Mary Shea McConnell Trust dated November 1997, TIMOTHY T. SHEA, as Trustee of the Timothy T. Shea Trust, KATHLEEN SHEA HOLT, formerly Kathleen M. Shea, as Trustee of the Kathleen Shea Holt Trust dated September 21, 1995, as amended on December 17, 1999, ELLEN SHEA DIETRICK, formerly Ellen M. Shea, as Trustee of the Ellen Shea Trust dated June 13, 1997, PETER O. SHEA, JR., as Trustee of the Peter O. Shea, Jr. Trust dated March 1, 1985, RONALD L. LAKEY, as Trustee of the Catherine Nicol Shea Trust dated November 13, 1984, as amended on March 1, 1989, July 22, 1993 and September 30, 2004, SARAH SHEA WYLDER, formerly Sarah H. Shea, as Trustee of the Sarah H. Shea Trust dated 1987 (individually, “Original Member” and collectively, “Original Members”), J.F. SHEA CO., INC., a Nevada corporation (“JFSC”), and Shea Homes, Inc., a Delaware corporation (“SHI”), with reference to the following facts:

R E C I T A L S

A. Original Members were parties to that certain Operating Agreement of Shea Homes at Montage, LLC, a California limited liability company (the “Company”), dated as of December 30, 2008 (as amended from time to time, the “Operating Agreement”).

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B. Pursuant to that certain Agreement Regarding Contribution and Assignment of Membership Interest of even date herewith (the “Contribution and Assignment Agreement”) between Original Members and JFSC, each Original Member, as a shareholder in JSFC, contributed its entire Interest in the Company to JFSC in exchange for capital account credit in JFSC.

C. Pursuant to the certain Agreement Regarding Purchase and Sale of Membership Interest of even date herewith (the “Purchase and Sale Agreement”) between JFSC and SHI, JFSC sold the entire Interest in the Company to SHI in exchange for a reduction in the principal amount outstanding under the Loan (as defined in the Purchase and Sale Agreement) previously made by SHI, as lender, to JFSC, as borrower.

D. Original Members, JFSC and SHI wish to enter into this amendment to further memorialize the assignment of the Interests pursuant to the Contribution and Assignment Agreement and the sale and assignment of the Interest pursuant to the Purchase and Sale Agreement, to recognize SHI as the sole Member of the Company and to make certain other changes to the Operating Agreement. Unless otherwise noted, capitalized terms used in this Amendment shall have the meanings given to them in the Operating Agreement. Any references in the Operating Agreement to this “Agreement” shall mean and refer to the Operating Agreement as amended by this Amendment.

A G R E E M E N T

NOW, THEREFORE, taking the foregoing Recitals into account, and in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Original Members, JFSC and SHI do hereby amend the Operating Agreement in the following particulars only:

1. SHI. SHI is hereby admitted to the Company as a Member and Permitted Transferee and agrees to be bound by the terms of the Operating Agreement. The consent of the Executive Committee to the foregoing and to the transfer of the Interests from the Original Members to JFSC and JFSC to SHI is attached hereto as Exhibit A and incorporated herein by this reference.

2. Certificate of Limited Liability Interests. The following is hereby to the Operating Agreement as a new Section 14:

SECTION 14

RIGHTS OF SECURED PARTY

Section 14.1 Rights and Remedies Under Security Documents.

Notwithstanding anything to the contrary contained in this Agreement, if any if Interests have been pledged or are subject to the granting of a security

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interest or other encumbrance therein (a “Pledge”) by the holder thereof (the beneficiary of a Pledge being referred to herein as a “Secured Party”), (a) all rights and remedies of such Secured Party (including but not limited to voting rights) with respect to the Interests contained in any document, agreement or instrument giving effect to or governing such Pledge and the rights and remedies associated therewith (a “Security Document”) shall be given effect by the Company and the Members, (b) the Company and the Members shall take all such action and shall execute and deliver all such agreements, documents or instruments as may be required by the terms and conditions of the Security Document and (c) if the Secured Party becomes the holder of such Interests, then, at such time, the Secured Party shall have all of the rights associated with such Interests under this Agreement and applicable law.

Section 14.2 Transfer Restrictions Inapplicable

Notwithstanding anything to the contrary contained in this Agreement, all restrictions on transfer and assignability of any Interests shall be inapplicable, and of no force and effect, as to any transfer of any Interest to a Secured Party in connection with any exercise of rights or remedies by the Secured Party in accordance with the Security Document or as may be permitted by applicable law. Contemporaneously with any transfer of any Member’s Interests to the Secured Party, the transferor Member shall cease to be a member of the Company.

Section 14.3 Certificates.

All of the Interests shall be evidenced by a certificate showing the name of the Member and the percentage of Interests held by that Member. Each Interest certificate shall be signed by an officer of the Company or of its manager or managing member, as the case may be, and such certificates may be signed in counterparts.

Section 14.3 UCC Security

Each of the Interest certificates representing the Members’ interest in the Company shall constitute a “security” within the meaning of (A) Article 8 of the Uniform Commercial Code (including Section 8-102(a) thereof) as in effect from time to time in the state of organization of the Company and (B) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Each Member hereby agrees that its interest in the Company and in its Interests for all purposes shall be personal property. The Members have no interest in specific Company property.

Section 14.4 Amendment Prior to Termination Date

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At all times prior to the termination of any Pledge of the Interests in accordance with the Security Document (the date of such termination, the “Termination Date”), neither the Members nor the Executive Committee will, without the prior written consent of the Secured Party, (A) amend this Agreement to provide that any Interests (i) shall not be evidenced by a certificate or (ii) shall not be securities governed by Article 8 of the Uniform Commercial Code or (B) otherwise “opt out” of Article 8 of the Uniform Commercial Code.

Section 14.5 Successors and Assigns

The provisions of this Section 14 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and any future Members or Executive Committee members and their respective successors and assigns.

Section 14.6 No Adverse Amendment

At all times prior the Termination Date, none of the provisions of this Section 14 or any other provision of this Agreement may be amended in any way which alters, limits, restricts or adversely affects a Secured Party’s ability to exercise its rights with respect to the Interests, without the prior written consent of such Secured Party.”

3. Miscellaneous.

a. Amendment Controlling. In the event of any inconsistency between the terms of this Amendment and the terms of the Operating Agreement, the terms of this Amendment shall control. Except to the extent expressly amended pursuant to this Amendment, the terms and provisions of the Operating Agreement shall remain in full force and effect without modification.

b. Counterparts; Email; Facsimile. This Amendment may be (i) executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same document and (ii) executed and delivered by the exchange of electronic mail or facsimile copies of the signed counterparts, which email or facsimile counterparts shall be binding upon the parties.

c. Authorization. Each party hereto represents and warrants to the other parties hereto that each person executing this Amendment on its behalf is duly authorized to do so.

d. Entire Agreement. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to the matters contained in this Amendment. All prior and contemporaneous understandings,

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representations or agreements among the parties with respect to this subject matter, verbal or written, are merged into this Amendment.

e. Recitals. The Recitals above are incorporated into this Amendment and the Operating Agreement by reference and are hereby verified by the Original Members, JFSC and SHI.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date and year first above written.

/s/ JOHN F. SHEA
ORIGINAL MEMBERS:	JOHN F. SHEA, as Trustee of the John F. Shea Family Trust dated November 5, 1986, as amended

JOHN C. MORRISSEY, as Successor Trustee of The E&M Shea Revocable Trust

/s/ PETER O. SHEA
PETER O. SHEA, as Trustee of the Peter O. and Carolyn H. Shea Revocable Trust dated January 11, 1995, as amended on April 9, 1998

JOHN F. SHEA, JR., as Trustee of the John F. Shea, Jr. Trust dated 1979

ANNE SHEA DAVISON, formerly Anne Therese Shea, as Trustee of the Anne Therese Shea Trust dated January 1, 1979, as amended on December 24, 1983 and March 1, 2005

JAMES W. SHEA, as Trustee of the James William Shea Trust dated December 24, 1983, as amended on March 1, 2005

CARRIE SHEA TILTON, formerly Carrie E. Shea, as Trustee of the Carrie Shea Tilton Revocable Trust dated June 13, 1994

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above stated.

MEMBERS:	JOHN F. SHEA, as Trustee of the John F. Shea Family Trust dated November 5, 1986, as amended

JOHN C. MORRISSEY, as Successor Trustee of The E&M Shea Revocable Trust

PETER O. SHEA, as Trustee of the Peter O. and Carolyn H. Shea Revocable Trust dated January 11, 1995, as amended on April 9, 1998

/s/ JOHN F. SHEA, JR
JOHN F. SHEA, JR., as Trustee of the John F. Shea, Jr. Trust dated 1979

ANNE SHEA DAVISON, formerly Anne Therese Shea, as Trustee of the Anne Therese Shea Trust dated January 1, 1979, as amended on December 24, 1983 and March 1, 2005

JAMES W. SHEA, as Trustee of the James William Shea Trust dated December 24, 1983, as amended on March 1, 2005

CARRIE SHEA TILTON, formerly Carrie E. Shea, as Trustee of the Carrie Shea Tilton Revocable Trust dated June 13, 1994

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above stated.

MEMBERS:	JOHN F. SHEA, as Trustee of the John F. Shea Family Trust dated November 5, 1986, as amended

JOHN C. MORRISSEY, as Successor Trustee of The E&M Shea Revocable Trust

PETER O. SHEA, as Trustee of the Peter O. and Carolyn H. Shea Revocable Trust dated January 11, 1995, as amended on April 9, 1998

JOHN F. SHEA, JR., as Trustee of the John F. Shea, Jr. Trust dated 1979

/s/ ANNE SHEA DAVISON
ANNE SHEA DAVISON, formerly Anne Therese Shea, as Trustee of the Anne Therese Shea Trust dated January 1, 1979, as amended on December 24, 1983 and March 1, 2005

JAMES W. SHEA, as Trustee of the James William Shea Trust dated December 24, 1983, as amended on March 1, 2005

CARRIE SHEA TILTON, formerly Carrie E. Shea, as Trustee of the Carrie Shea Tilton Revocable Trust dated June 13, 1994

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above stated.

MEMBERS:	JOHN F. SHEA, as Trustee of the John F. Shea Family Trust dated November 5, 1986, as amended

JOHN C. MORRISSEY, as Successor Trustee of The E&M Shea Revocable Trust

PETER O. SHEA, as Trustee of the Peter O. and Carolyn H. Shea Revocable Trust dated January 11, 1995, as amended on April 9, 1998

JOHN F. SHEA, JR., as Trustee of the John F. Shea, Jr. Trust dated 1979

ANNE SHEA DAVISION, formerly Anne Therese Shea, as Trustee of the Anne Therese Shea Trust dated January 1, 1979, as amended on December 24, 1983 and March 1, 2005

/s/ JAMES W. SHEA
JAMES W. SHEA, as Trustee of the James William Shea Trust dated December 24, 1983, as amended on March 1, 2005

CARRIE SHEA TILTON, formerly Carrie E. Shea, as Trustee of the Carrie Shea Tilton Revocable Trust dated June 13, 1994

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above stated.

MEMBERS:	JOHN F. SHEA, as Trustee of the John F. Shea Family Trust dated November 5, 1986, as amended

JOHN C. MORRISSEY, as Successor Trustee of The E&M Shea Revocable Trust

PETER O. SHEA, as Trustee of the Peter O. and Carolyn H. Shea Revocable Trust dated January 11, 1995, as amended on April 9, 1998

JOHN F. SHEA, JR., as Trustee of the John F. Shea, Jr. Trust dated 1979

ANNE SHEA DAVISON, formerly Anne Therese Shea, as Trustee of the Anne Therese Shea Trust dated January 1, 1979, as amended on December 24, 1983 and March 1, 2005

JAMES W. SHEA, as Trustee of the James William Shea Trust dated December 24, 1983, as amended on March 1, 2005

/s/ CARRIE SHEA TILTON
CARRIE SHEA TILTON, formerly Carrie E. Shea, as Trustee of the Carrie Shea Tilton Revocable Trust dated June 13, 1994

/s/ ALISON SHEA KNOLL
ALISON SHEA KNOLL, formerly Alison
Brannen Shea, as Trustee of the Alison
Brannen Shea Trust dated May 10, 2005

MAURA SHEA FLANNAGAN, formerly
Maura Babbitt Shea, as Trustee of the Maura
Babbitt Shea Trust dated July 19, 1989, as amended on December 18, 2003

MATTHEW G. SHEA., as Trustee of the Matthew G. Shea Trust dated August 9, 1992, as amended on March 1, 2005

DOROTHY SHEA HOBIN, formerly Dorothy Lucille Shea, as Trustee of the Dorothy Lucille Hobin Trust dated August 9, 1993, as amended on June 22, 2004

COLLEEN SHEA MORRISSEY, formerly Colleen M. Shea, as Trustee of the Colleen M. Shea Trust dated January 1, 1979, as amended.

EDMUND H. SHEA III, as Trustee of the Edmund H. Shea III Trust dated January 1, 1979, as amended on April 6, 1981 and November 1, 1989

MARY SHEA MCCONNELL, formerly Mary Shea, as Trustee of the Mary Shea McConnell Trust dated November, 1997

TIMOTHY T. SHEA, as Trustee of the Timothy T. Shea Trust

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ALISON SHEA KNOLL, formerly Alison
Brannen Shea, as Trustee of the Alison
Brannen Shea Trust dated May 10, 2005

/s/ MAURA SHEA FLANNAGAN
MAURA SHEA FLANNAGAN, formerly
Maura Babbitt Shea, as Trustee of the Maura
Babbitt Shea Trust dated July 19, 1989, as amended on December 18, 2003

MATTHEW G. SHEA., as Trustee of the Matthew G. Shea Trust dated August 9, 1992, as amended on March 1, 2005

DOROTHY SHEA HOBIN, formerly Dorothy Lucille Shea, as Trustee of the Dorothy Lucille Hobin Trust dated August 9, 1993, as amended on June 22, 2004

COLLEEN SHEA MORRISSEY, formerly Colleen M. Shea, as Trustee of the Colleen M. Shea Trust dated January 1, 1979, as amended.

EDMUND H. SHEA III, as Trustee of the Edmund H. Shea III Trust dated January 1, 1979, as amended on April 6, 1981 and November 1, 1989

MARY SHEA MCCONNELL, formerly Mary Shea, as Trustee of the Mary Shea McConnell Trust dated November, 1997

TIMOTHY T. SHEA, as Trustee of the Timothy T. Shea Trust

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ALISON SHEA KNOLL, formerly Alison
Brannen Shea, as Trustee of the Alison
Brannen Shea Trust dated May 10, 2005

MAURA SHEA FLANNAGAN, formerly
Maura Babbitt Shea, as Trustee of the Maura
Babbitt Shea Trust dated July 19, 1989, as amended on December 18, 2003

/s/ MATTHEW G. SHEA
MATTHEW G. SHEA., as Trustee of the Matthew G. Shea Trust dated August 9, 1992, as amended on March 1, 2005

DOROTHY SHEA HOBIN, formerly Dorothy Lucille Shea, as Trustee of the Dorothy Lucille Hobin Trust dated August 9, 1993, as amended on June 22, 2004

COLLEEN SHEA MORRISSEY, formerly Colleen M. Shea, as Trustee of the Colleen M. Shea Trust dated January 1, 1979, as amended.

EDMUND H. SHEA III, as Trustee of the Edmund H. Shea III Trust dated January 1, 1979, as amended on April 6, 1981 and November 1, 1989

MARY SHEA MCCONNELL, formerly Mary Shea, as Trustee of the Mary Shea McConnell Trust dated November, 1997

TIMOTHY T. SHEA, as Trustee of the Timothy T. Shea Trust

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ALISON SHEA KNOLL, formerly Alison
Brannen Shea, as Trustee of the Alison
Brannen Shea Trust dated May 10, 2005

MAURA SHEA FLANNAGAN, formerly
Maura Babbitt Shea, as Trustee of the Maura
Babbitt Shea Trust dated July 19, 1989, as amended on December 18, 2003

MATTHEW G. SHEA., as Trustee of the Matthew G. Shea Trust dated August 9, 1992, as amended on March 1, 2005

DOROTHY SHEA HOBIN, formerly Dorothy Lucille Shea, as Trustee of the Dorothy Lucille Hobin Trust dated August 9, 1993, as amended on June 22, 2004

COLLEEN SHEA MORRISSEY, formerly Colleen M. Shea, as Trustee of the Colleen M. Shea Trust dated January 1, 1979, as amended.

/s/ EDMUND H. SHEA III
EDMUND H. SHEA III, as Trustee of the Edmund H. Shea III Trust dated January 1, 1979, as amended on April 6, 1981 and November 1, 1989

MARY SHEA MCCONNELL, formerly Mary Shea, as Trustee of the Mary Shea McConnell Trust dated November, 1997

TIMOTHY T. SHEA, as Trustee of the Timothy T. Shea Trust

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ALISON SHEA KNOLL, formerly Alison
Brannen Shea, as Trustee of the Alison
Brannen Shea Trust dated May 10, 2005

MAURA SHEA FLANNAGAN, formerly
Maura Babbitt Shea, as Trustee of the Maura
Babbitt Shea Trust dated July 19, 1989, as amended on December 18, 2003

MATTHEW G. SHEA., as Trustee of the Matthew G. Shea Trust dated August 9, 1992, as amended on March 1, 2005

DOROTHY SHEA HOBIN, formerly Dorothy Lucille Shea, as Trustee of the Dorothy Lucille Hobin Trust dated August 9, 1993, as amended on June 22, 2004

COLLEEN SHEA MORRISSEY, formerly Colleen M. Shea, as Trustee of the Colleen M. Shea Trust dated January 1, 1979, as amended

EDMUND H. SHEA III, as Trustee of the Edmund H. Shea III Trust dated January 1, 1979, as amended on April 6, 1981 and November 1, 1989

/s/ MARY SHEA MCCONNELL
MARY SHEA MCCONNELL, formerly Mary Shea, as Trustee of the Mary Shea McConnell Trust dated November, 1997

TIMOTHY T. SHEA, as Trustee of the Timothy T. Shea Trust

/s/ KATHLEEN SHEA HOLT
KATHLEEN SHEA HOLT, formerly
Kathleen M. Shea, as Trustee of the
Kathleen Shea Holt Trust dated
September 21, 1995, as amended on December 17,
1999

ELLEN SHEA DIETRICK, formerly
Ellen M. Shea, as Trustee of the Ellen Shea
Trust dated June 13, 1997

PETER O. SHEA, JR., as Trustee of the
Peter O. Shea, Jr. Trust dated March 1, 1985

RONALD L. LAKEY, as Trustee of the
Catherine Nicol Shea Trust dated November 13,
1984, as amended on March 1, 1989,
July 22, 1993 and September 30, 2004

SARAH SHEA WYLDER, formerly Sarah
H. Shea, as Trustee of the Sarah H. Shea
Trust dated 1987

JFSC:	J.F. SHEA CO., INC.,
a Nevada corporation

By:
Name:
Title:

By:
Name:
Title:

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KATHLEEN SHEA HOLT, formerly
Kathleen M. Shea, as Trustee of the
Kathleen Shea Holt Trust dated September 21, 1995, as amended on December 17,
1999

/s/ ELLEN SHEA DIETRICK
ELLEN SHEA DIETRICK, formerly
Ellen M. Shea, as Trustee of the Ellen Shea
Trust dated June 13, 1997

PETER O. SHEA, JR., as Trustee of the
Peter O. Shea, Jr. Trust dated March 1, 1985

RONALD L. LAKEY, as Trustee of the
Catherine Nicol Shea Trust dated November 13, 1984, as amended on March 1, 1989,
July 22, 1993 and September 30, 2004

SARAH SHEA WYLDER, formerly Sarah
H. Shea, as Trustee of the Sarah H. Shea
Trust dated 1987

JFSC:	J.F. SHEA CO., INC.,
a Nevada corporation

By:
Name:
Title:

By:
Name:
Title:

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KATHLEEN SHEA HOLT, formerly
Kathleen M. Shea, as Trustee of the
Kathleen Shea Holt Trust dated September 21, 1995, as amended on December 17,
1999

ELLEN SHEA DIETRICK, formerly
Ellen M. Shea, as Trustee of the Ellen Shea
Trust dated June 13, 1997

/s/ PETER O. SHEA, JR.
PETER O. SHEA, JR., as Trustee of the
Peter O. Shea, Jr. Trust dated March 1, 1985

/s/ RONALD L. LAKEY
RONALD L. LAKEY, as Trustee of the
Catherine Nicol Shea Trust dated November 13, 1984, as amended on March 1, 1989,
July 22, 1993 and September 30, 2004

SARAH SHEA WYLDER, formerly Sarah
H. Shea, as Trustee of the Sarah H. Shea
Trust dated 1987

JFSC:	J.F. SHEA CO., INC.,
a Nevada corporation

	By:	/s/ Ronald L. Lakey
	Name:	RONALD L. LAKEY
	Title:	VICE PRESIDENT

	By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Treasurer

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KATHLEEN SHEA HOLT, formerly
Kathleen M. Shea, as Trustee of the
Kathleen Shea Holt Trust dated September 21, 1995, as amended on December 17,
1999

ELLEN SHEA DIETRICK, formerly
Ellen M. Shea, as Trustee of the Ellen Shea
Trust dated June 13, 1997

PETER O. SHEA, JR., as Trustee of the
Peter O. Shea, Jr. Trust dated March 1, 1985

RONALD L. LAKEY, as Trustee of the
Catherine Nicol Shea Trust dated November 13, 1984, as amended on March 1, 1989,
July 22, 1993 and September 30, 2004

/s/ SALLY SHEA WYLDER
SARAH SHEA WYLDER, formerly Sarah
H. Shea, as Trustee of the Sarah H. Shea
Trust dated 1987

JFSC:	J.F. SHEA CO., INC.,
a Nevada corporation

By:
Name:
Title:

By:
Name:
Title:

AMENDMENT TO OPERATING AGREEMENT OF SHEA HOMES AT

MONTAGE, LLC

THIS AMENDMENT TO OPERATING AGREEMENT OF SHEA HOMES AT MONTAGE, LLC (this “Amendment”) is entered into as of May 9, 2011, by and between J.F. SHEA CO., INC., a Nevada corporation (“JFSC”), and SHEA HOMES, INC., a Delaware corporation (“SHI”), with reference to the following facts:

R E C I T A L S

A. JFSC was the sole member of Shea Homes at Montage, LLC, a California limited liability company (the “Company”).

B. Pursuant to the certain Agreement Regarding Purchase and Sale of Membership Interest of even date herewith (the “Purchase and Sale Agreement”) between JFSC and SHI, JFSC sold the entire Interest in the Company to SHI in exchange for a reduction in the principal amount outstanding under the Loan (as defined in the Purchase and Sale Agreement) previously made by SHI, as lender, to JFSC, as borrower.

C. JFSC and SHI desire to amend the Operating Agreement of the Company dated as of December 30, 2008 (as amended from time to time, the “Operating Agreement”) to further memorialize the sale and assignment of the Interest pursuant to the Purchase and Sale Agreement, to recognize SHI as the sole Member of the Company and to make certain other changes to the Operating Agreement. Unless otherwise noted, capitalized terms used in this Amendment shall have the meanings given to them in the Operating Agreement. Any references in the Operating Agreement to this “Agreement” shall mean and refer to the Operating Agreement as amended by this Amendment.

A G R E E M E N T

NOW, THEREFORE, taking the foregoing Recitals into account, and in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JFSC and SHI do hereby amend the Operating Agreement in the following particulars only:

1. SHI. SHI is hereby admitted to the Company as the sole Member and agrees to be bound by the terms of the Operating Agreement.

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2. Certificate of Limited Liability Interests. The following is hereby added to the Operating Agreement as a new Section 14:

SECTION 14

RIGHTS OF SECURED PARTY

Section 14.1 Rights and Remedies Under Security Documents.

Notwithstanding anything to the contrary contained in this Agreement, if any if Interests have been pledged or are subject to the granting of a security interest or other encumbrance therein (a “Pledge”) by the holder thereof (the beneficiary of a Pledge being referred to herein as a “Secured Party”), (a) all rights and remedies of such Secured Party (including but not limited to voting rights) with respect to the Interests contained in any document, agreement or instrument giving effect to or governing such Pledge and the rights and remedies associated therewith (a “Security Document”) shall be given effect by the Company and the Members, (b) the Company and the Members shall take all such action and shall execute and deliver all such agreements, documents or instruments as may be required by the terms and conditions of the Security Document and (c) if the Secured Party becomes the holder of such Interests, then, at such time, the Secured Party shall have all of the rights associated with such Interests under this Agreement and applicable law.

Section 14.2 Transfer Restrictions Inapplicable

Notwithstanding anything to the contrary contained in this Agreement, all restrictions on transfer and assignability of any Interests shall be inapplicable, and of no force and effect, as to any transfer of any Interest to a Secured Party in connection with any exercise of rights or remedies by the Secured Party in accordance with the Security Document or as may be permitted by applicable law. Contemporaneously with any transfer of any Member’s Interests to the Secured Party, the transferor Member shall cease to be a member of the Company.

Section 14.3 Certificates.

All of the Interests shall be evidenced by a certificate showing the name of the Member and the percentage of Interests held by that Member. Each Interest certificate shall be signed by an officer of the Company or of its manager or managing member, as the case may be, and such certificates may be signed in counterparts.

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Section 14.3 UCC Security

Each of the Interest certificates representing the Members’ interest in the Company shall constitute a “security” within the meaning of (A) Article 8 of the Uniform Commercial Code (including Section 8-102(a) thereof) as in effect from time to time in the state of organization of the Company and (B) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Each Member hereby agrees that its interest in the Company and in its Interests for all purposes shall be personal property. The Members have no interest in specific Company property.

Section 14.4 Amendment Prior to Termination Date

At all times prior to the termination of any Pledge of the Interests in accordance with the Security Document (the date of such termination, the “Termination Date”), neither the Members nor the Executive Committee will, without the prior written consent of the Secured Party, (A) amend this Agreement to provide that any Interests (i) shall not be evidenced by a certificate or (ii) shall not be securities governed by Article 8 of the Uniform Commercial Code or (B) otherwise “opt out” of Article 8 of the Uniform Commercial Code.

Section 14.5 Successors and Assigns

The provisions of this Section 14 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and any future Members or Executive Committee members and their respective successors and assigns.

Section 14.6 No Adverse Amendment

At all times prior the Termination Date, none of the provisions of this Section 14 or any other provision of this Agreement may be amended in any way which alters, limits, restricts or adversely affects a Secured Party’s ability to exercise its rights with respect to the Interests, without the prior written consent of such Secured Party.”

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3. Miscellaneous.

a. Amendment Controlling. In the event of any inconsistency between the terms of this Amendment and the terms of the Operating Agreement, the terms of this Amendment shall control. Except to the extent expressly amended pursuant to this Amendment, the terms and provisions of the Operating Agreement shall remain in full force and effect without modification.

b. Counterparts; Email; Facsimile. This Amendment may be (i) executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same document and (ii) executed and delivered by the exchange of electronic mail or facsimile copies of the signed counterparts, which email or facsimile counterparts shall be binding upon the parties.

c. Authorization. Each party hereto represents and warrants to the other parties hereto that each person executing this Amendment on its behalf is duly authorized to do so.

d. Entire Agreement. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to the matters contained in this Amendment. All prior and contemporaneous understandings, representations or agreements among the parties with respect to this subject matter, verbal or written, are merged into this Amendment.

e. Recitals. The Recitals above are incorporated into this Amendment and the Operating Agreement by reference and are hereby verified by JFSC and SHI.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date and year first above written.

JFSC:	J.F. SHEA CO., INC., a Nevada corporation

	By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Secretary

	By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHI:	SHEA HOMES, INC., a Delaware corporation

	By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Secretary

	By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Treasurer

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